UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 30, 2021

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2021, Civista Bancshares, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors and qualified institutional buyers (the “Purchasers”) pursuant to which the Company sold and issued $75.0 million aggregate principal amount of its 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”). The Notes have a stated maturity of December 31, 2031 and were sold and issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Purchase Agreement contains certain customary representations, warranties, covenants and agreements of the Company and of the Purchasers (severally but not jointly).

The Notes will initially bear interest at a fixed rate of 3.25% per annum, from and including November 30, 2021, to but excluding December 1, 2026, with interest payable semi-annually in arrears. From and including December 1, 2026, to but excluding the stated maturity date or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to the then-current benchmark rate, which will initially be the three-month Secured Overnight Financing Rate (SOFR) plus 219 basis points, with interest during such period payable quarterly in arrears. If three-month SOFR cannot be determined during the applicable floating rate period, a different index will be determined and used in accordance with the terms of the Notes.

The Notes were issued under an Indenture dated November 30, 2021 (the “Indenture”), by and between the Company and UMB Bank, National Association, as trustee (the “Trustee”). The Notes are not subject to any sinking fund and are not convertible into or exchangeable (except pursuant to the Exchange Offer described below) for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holders thereof. Prior to December 1, 2026, the Company may redeem the Notes, in whole but not in part, only under certain limited circumstances as set forth in the Indenture. On or after December 1, 2026, the Company may, at its option, redeem the Notes, in whole or in part, on any interest payment date, subject to the receipt of any required regulatory approvals. In the case of Notes represented by a global note, any partial redemptions will be processed through the Depository Trust Issuer Corporation, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

The principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The Notes are unsecured, subordinated obligations of the Company and rank junior in right of payment to all of the Company’s current and future senior indebtedness. The Notes are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Notes have been structured to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Company intends to use the net proceeds of the private placement offering for general corporate purposes, which may include organic growth, share repurchases and strategic initiatives, such as acquisitions.

The Notes were offered and sold by the Company in a private placement offering transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act. In connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and will have substantially the same terms (the “Exchange Offer”). If the Company fails to meet its obligations under the Registration Rights Agreement on a timely basis, the Company would be required to pay additional interest to the holders of the Notes under certain circumstances.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the forms of the Note, the Purchase Agreement, the Registration Rights Agreement and the Indenture which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 30, 2021, the Company issued a press release announcing the completion of the private placement offering of the Notes. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In connection with the private placement offering of the Notes, the Company delivered to potential investors, on a confidential basis, an investor presentation, a copy of which is furnished as Exhibit 99.2 to this Report.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture dated November 30, 2021, by and between Civista Bancshares, Inc. and UMB Bank, National Association, as Trustee

4.2	Forms of 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.1 hereto)

10.1	Form of Subordinated Note Purchase Agreement dated November 30, 2021, by and among Civista Bancshares, Inc. and the Purchasers

10.2	Form of Registration Rights Agreement dated November 30, 2021, by and among Civista Bancshares, Inc. and the Purchasers

99.1	Press Release of Civista Bancshares, Inc. dated November 30, 2021

99.2	Investor Presentation of Civista Bancshares, Inc.

104	Cover Page Interactive File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: November 30, 2021	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller